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                                                                    EXHIBIT 10.2

                  SETTLEMENT AGREEMENT AND RELEASE AND WAIVER
                  -------------------------------------------

          This Agreement by and between Carl Grivner (the "Executive") and WorldPort Communications, Inc. (the "Company") is dated as of June 14, 2000.

1.   Consideration

          The Company agrees to pay the Executive a lump sum amount of $500,000. The Company will pay such amount within five (5) business days after this Agreement becomes effective under Section 10 below.

2.   Stock Options

          The parties agree that Executive is vested and may exercise options to purchase up to 103,122 shares of the Company's Common Stock. Such vested options will remain exercisable pursuant to the terms of the stock option agreement under which they were granted (a copy of which is attached as Exhibit A). The parties further agree that the Executive shall forfeit any other options that have been previously granted to him.

3.   Termination

          The Executive hereby resigns from all officer, director and other positions and employment with the Company and its affiliates effective April 24, 2000.

4.   Mutual Release and Waiver

          a.   Release by Executive.  The Executive hereby releases and waives
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all rights, claims and causes of action, known and unknown, in contract, law and equity, of any kind whatsoever, that he now has or may have against the Company and its past and present officers, directors, employees, affiliates, subsidiaries, divisions, joint ventures, shareholders, agents, attorneys, benefit plans and plan administrators, fiduciaries, successors and/or assigns (collectively and individually referred to as the "Releasees" in this Agreement). This release and waiver includes but is not limited to:

                    i. any claims for assault, battery, wrongful termination, defamation, invasion of privacy, intentional infliction of emotional distress, or any other tort or common law claims;

                    ii. any claims for the breach of any written, implied or oral contract between the Executive and the Company, including, but not limited to, any claims under the Employment Agreement between the Executive and the Company dated June 23, 1999, as amended;

                    iii. any claims of discrimination, harassment or retaliation based on such things as age, national origin, ancestry, race, color, religion, sex (including sexual harassment), sexual orientation, and physical or mental disability or medical condition;

                    iv. any claims for payments of any nature, including, but not limited to, wages, overtime pay, vacation pay, severance pay, attorneys' fees, commissions, bonuses and expense reimbursements;

                    v. any claims for benefits or the monetary equivalent of benefits; and

                    vi. any claims to reinstatement to the Executive's previous position with or rehire or reemployment by the Company.

          The release and waiver includes all claims that the Executive has or may have under all federal, state and local statutes, ordinances, rules, regulations and orders, including, but not limited to, any claims or causes of action based on the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Age Discrimination in
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Employment Act, the Family and Medical Leave Act, the Americans with
Disabilities Act, the Civil Rights Acts of 1866, 1871 and 1991, the Rehabilitation Act of 1973, the National Labor Relations Act, the Employee Retirement Income Security Act of 1974, the Vietnam Era Veterans' Readjustment Assistance Act of 1974, Executive Order 11246, the Illinois Wage Payment and Collection Act, the Illinois Human Rights Act, the Cook County Human Rights Ordinance, and the Chicago Human Rights Ordinance as each of them has been or may be amended. Notwithstanding the above, the Executive's release and waiver of rights does not apply to any rights which are not waivable by law (such as rights to vested pension benefits, workers' compensation benefits and unemployment compensation benefits).

     b.   Release by Company.  The Company releases and waives all known and
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disclosed rights, claims and causes of action in contract, law and equity, of any kind whatsoever, that the Company now has or may have against the Executive and his representatives or administrators. This release does not, however, include any rights, claims or causes of action unknown or undisclosed to the Chief Executive Office of the Company as of the date of execution.

5.   Return of Property

     The Executive has returned all property of the Company in his possession, including but not limited to, files, keys, financial information, notebooks, records and any material which refers or relates to or contains the Company's confidential and proprietary business information which was in his possession.

6.    Cooperation

     The Executive agrees to cooperate in the defense or prosecution of any claims made against any of the Releasees which are based, in whole or in part, on any event which occurred while he was an employee of the Company. Such cooperation shall include, but not be limited to, providing information, documents and testimony upon the request of the Company. The Company agrees to reimburse the Executive for any reasonable costs associated with such cooperation.

7.    Indemnification

     To the fullest extent permitted by the Company's Certificate of Incorporation and By-Laws and by the Delaware General Corporation Law, in each case as currently in effect, the Company will indemnify the Executive for any judgments, fines, amounts paid in settlement and reasonable expenses, including attorney's fees, incurred by the Executive in connection with the defense of any lawsuit or other claim to which he is made a party by reason of being or having been an officer, director or employee of the Company or any of its subsidiaries. In addition, the Executive shall be entitled to the protection of any director and officer liability insurance policies the Company may elect to maintain generally for the benefit of its directors and officers to the maximum extent of coverage available for any such officer or director.

8.    Confidential Information

     The Executive shall hold in fiduciary capacity for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its affiliates, which shall have been obtained by the Executive pursuant to his employment by the Company or any of its affiliates and which shall not have become public knowledge (other than by acts by the Executive or his representatives in violation of this Agreement). Except as may be required by law or judicial process, the Executive shall not, without the prior written consent of the Company, communicate or divulge any such information, knowledge or date to anyone other than the Company and those designated by it.

9.    Restrictive Covenants

     a. Nonsolicitation. The Executive shall not prior to April 24, 2001 directly or indirectly solicit and will not act on behalf of his employer or any other person or entity to directly or indirectly solicit any officers or

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employees of the Company or any of its affiliates for employment or other retention, without the prior written consent of the Company.

     b. Noncompetition. The Executive shall not prior to April 24, 2001, directly or indirectly be affiliated with, whether as a shareholder, partner, consultant, director, officer, employee, owner, promoter, consultant, manager, sales agent or otherwise, any firm, company corporation, partnership limited liability company or other entity which owns, conducts, operates or manages a web hosting business in Europe; provided, however, that the Executive may undertake such engagement if such engagement does not include the Executive's provision of services, advice or counseling to the division of any business that owns, conducts, operates or manages a web hosting business in Europe; provided, however, that the foregoing provision shall not restrict the Executive from owning up to two percent (2%) of the outstanding shares of capital stock of a company whose securities are publicly traded on a national securities exchange.

10.    Knowing and Voluntary Release

     The Executive is signing this Agreement voluntarily and of his own free will and not because of any threats or duress. The Executive has been given twenty-one (21) calendar days to consider this Agreement. This Agreement will become effective on the eighth (8th) day following the date on which this Agreement is executed by the Executive, unless the Executive revokes this Agreement in writing prior to that date.

11.    Entire Agreement and Severability

     This Agreement contains the entire agreement between the Executive and the Company, and they take priority over any other written or oral understanding or contract that may have existed in the past. If any portion, provision or section of this Agreement is held to be invalid or legally unenforceable, the remaining portions, provisions and sections of this Agreement will not be affected and will be given full force and effect.

12.    Non-Admission

     The Executive and the Company agree that this Agreement is not an admission by either party of any wrongdoing or liability whatsoever, but results from a mutual desire to resolve all actual and potential disputes regarding anything that has occurred prior to the date the parties execute this Agreement.

13.    Applicable Law

     All provisions of this Agreement will be construed and governed by Illinois law, without regard to the laws of any other location.

HAVING READ AND UNDERSTOOD THIS AGREEMENT, CONSULTED AN ATTORNEY OR OTHER REPRESENTATIVE, AND HAD SUFFICIENT TIME TO CONSIDER WHETHER TO ENTER INTO THIS AGREEMENT, THE PARTIES HERETO HAVE EXECUTED THIS AGREEMENT AS OF THE DAY AND YEAR WRITTEN BELOW.

                                            WORLDPORT COMMUNICATIONS, INC.

_______________________________
           CARL GRIVNER                     By:_______________________________
                                            Is:_______________________________

Date: June 14, 2000                         Date: June 14, 2000


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